As filed with the Securities and Exchange Commission on August 15, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FARMER BROS. CO.
(Exact name of registrant as specified in its charter)

Delaware	95-0725980
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

13601 North Freeway, Suite 200
Fort Worth Texas, 76177
(888) 998-2468
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael H. Keown
President and Chief Executive Officer
Farmer Bros. Co.
13601 North Freeway, Suite 200
Fort Worth, Texas 76177
(888) 998-2468
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:

Teri L. Witteman, Esq. Musick, Peeler & Garrett LLP 624 S. Grand Ave., Suite 2000 Los Angeles, CA 90017 (213) 629-7600	Thomas J. Mattei, Jr., Esq. General Counsel Farmer Bros. Co. 13601 North Freeway, Suite 200 Fort Worth, Texas 76177 (888) 998-2468

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price (2)	Amount of registration fee

Common Stock, $1.00 par value	600,000	$30.34	$18,204,000	$1,833.14
(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers such additional number of shares of common stock issuable upon stock splits, stock dividends or other distributions, recapitalizations or similar events, with respect to the shares of common stock being registered pursuant to this registration statement.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the registrant's common stock on August 12, 2016, as reported on the NASDAQ Global Select Market.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 15, 2016

PROSPECTUS
FARMER BROS. CO.
600,000 Shares of Common Stock

This prospectus relates to the proposed resale from time to time of up to 600,000 shares of common stock, $1.00 par value (which we refer to as the “shares”), of Farmer Bros. Co. by the selling stockholders identified in this prospectus. We will not receive any proceeds from the sale of the shares.
The selling stockholders identified in this prospectus and any of their pledgees, donees, transferees, assignees and successors-in-interest, may, from time to time, sell any or all of the shares on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at fixed or negotiated prices. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of shares will be paid by the selling stockholders and/or the purchasers. The selling stockholders will bear all fees and expenses of their legal counsel. We will bear all other fees and expenses incident to the registration of the shares covered by this prospectus. See “Plan of Distribution” beginning on page 6 for more information about how the selling stockholders may sell their shares.
Our common stock is traded on the NASDAQ Global Select Market under the symbol “FARM.” On August 12, 2016, the closing sale price of our common stock on the NASDAQ Global Select Market was $30.29 per share. You are urged to obtain current market quotations for our common stock.
Investing in our common stock involves a high degree of risk. See “Risk Factors” on page 3 and any risk factors included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before investing in shares of our common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2016.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders may from time to time sell the shares of our common stock described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities the selling stockholders may offer and sell. Depending on the manner in which the selling stockholders sell securities under this shelf registration statement, we may provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.
We have not authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement.
This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or shares are sold on a later date.
Unless the context otherwise indicates, references in this prospectus to “we,” “our,” “us” and “Company” refer, collectively, to Farmer Bros. Co., a Delaware corporation, and its consolidated subsidiaries.

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus and may not contain all of the information that you need to consider in making your investment decision to purchase shares of our common stock. You should carefully read this entire prospectus, as well as the information incorporated by reference herein, especially the risks of investing in our common stock discussed under "Risk Factors," before deciding whether to invest in our common stock.
The Company
We are a manufacturer, wholesaler and distributor of coffee, and distributor of tea and culinary products. Our customers include restaurants, hotels, casinos, offices, quick service restaurants (“QSRs”), convenience stores, healthcare facilities and other foodservice providers, as well as private brand retailers in the QSR, grocery, drugstore, restaurant, convenience store, and independent coffee house channels. We were founded in 1912, were incorporated in California in 1923, and reincorporated in Delaware in 2004.
Our principal executive offices are located at 13601 North Freeway, Suite 200, Fort Worth, Texas 76177, and our telephone number is (888) 998-2468. We maintain a website at www.farmerbros.com. Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our website is not a part of this prospectus.
The Offering

Shares of common stock offered by us:	None
Shares of common stock offered by the selling stockholders:	Up to an aggregate of 600,000 shares of our common stock
Shares of common stock outstanding before this offering:	16,781,561 shares of our common stock
Shares of common stock outstanding after completion of this offering:	16,781,561 shares of our common stock
Use of Proceeds:	We will not receive any proceeds from the resale of the shares of common stock by the selling stockholders.
Risk Factors:	Please read the section of this prospectus entitled “Risk Factors” for additional information regarding factors you should carefully consider before investing in shares of our common stock.
NASDAQ Global Select Market Symbol:	FARM
Unless we specifically state otherwise, the share information in this prospectus, including the number of shares of common stock outstanding before and after this offering is based on 16,781,561 shares of common stock outstanding as of August 12, 2016 and excludes, as of that date, an aggregate of 508,228 shares of common stock issuable upon the exercise of outstanding stock options.

RISK FACTORS
Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein, including the risks and uncertainties described in our Annual Report on Form 10-K for the fiscal year ended June 30, 2015, which was filed with the SEC on September 14, 2015 and is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC. The risks and uncertainties described in this prospectus and the documents incorporated by reference herein are not the only risks we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business, operating results, cash flows and financial condition. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in this prospectus and the documents incorporated by reference herein concerning our business, operations, financial performance and condition, as well as our plans, objectives and expectations for our business, operations, financial performance and condition, are not based on historical fact and are forward-looking statements within the meaning of federal securities laws and regulations. These statements are based on the beliefs and assumptions of our management and on information currently available and include any statements that do not directly relate to any historical or current fact. These forward-looking statements can be identified by the use of words like “anticipates,” “estimates,” “projects,” “expects,” “plans,” “believes,” “intends,” “will,” “could,” “assumes” and other words of similar meaning. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those set forth in forward-looking statements. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to:

•	the timing and success of implementation of the our corporate relocation plan;

•	the timing and success of exiting from our Torrance facility;

•	the timing and success of completion of construction of our Texas facility;

•	the availability of capital resources to fund the purchase option under the lease for our Texas facility;

•	the diversion of management time on the corporate relocation plan and other transaction-related issues;

•	the timing and success of the Company in realizing estimated savings from third party logistics and vendor managed inventory;

•	the realization of the Company’s cost savings estimates;

•	the relative effectiveness of compensation-based employee incentives in causing improvements in Company performance;

•	the capacity to meet the demands of our large national account customers;

•	the extent of execution of plans for the growth of Company business and achievement of financial metrics related to those plans;

•	the success of the Company to retain and/or attract qualified employees;

•	the effect of the capital markets as well as other external factors on stockholder value;

•	fluctuations in availability and cost of green coffee;

•	competition;

•	organizational changes;

•	changes in the strength of the economy;

•	business conditions in the coffee industry and food industry in general;

•	our continued success in attracting new customers;

•	variances from budgeted sales mix and growth rates;

•	weather and special or unusual events; and

•	changes in the quality or dividend stream of third parties’ securities and other investment vehicles in which we have invested our assets.
Some of the factors that could cause actual results to differ from those expressed or implied in forward-looking statements may be described in any accompanying prospectus supplement and in the “Risk Factors” and other sections of the documents that we incorporate by reference into this prospectus, including our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q and in our other reports filed with the SEC.
You should read this prospectus and the documents incorporated by reference herein completely and with the understanding that our actual results may differ materially from what we expect as expressed or implied by our forward-looking statements. In light of the significant risks and uncertainties to which our forward-looking statements are subject, you should not place undue reliance on or regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. Each forward-looking statement speaks only as of the date of the particular statement regardless of the time of delivery of this prospectus or any sale of our common stock and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
USE OF PROCEEDS
We will not receive any of the proceeds from the sale of shares of our common stock in this offering. The selling stockholders will receive all of the proceeds from this offering.
Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of shares will be paid by the selling stockholders and/or the purchasers. The selling stockholders will bear all fees and expenses of their legal counsel. We will bear all other fees and expenses incident to the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, and fees and expenses of our legal counsel and our independent registered public accountants.
SELLING STOCKHOLDERS
On June 16, 2016, we entered into a registration rights agreement with the selling stockholders pursuant to which we agreed to grant certain registration rights for the resale of up to a total of 600,000 shares of our common stock held by the selling stockholders, including filing a resale shelf registration statement.
We are registering the above-referenced shares to permit each of the selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest that receive their shares after the date of this prospectus to resell or otherwise dispose of the shares in the manner contemplated under “Plan of Distribution” below. We have agreed with the selling stockholders to keep the registration statement, of which this prospectus constitutes a part, effective with respect to their shares until the earliest to occur of (a) June 16, 2018 and (b) such time as the shares covered by this prospectus (i) have been disposed of pursuant to and in accordance with this prospectus, (ii) have been disposed of pursuant to and in accordance with Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), (iii) become eligible for sale pursuant to Rule 144 under the Securities Act without volume or manner-of-sale restrictions, or (iv) have ceased to be outstanding.

For purposes of this prospectus, we have assumed that, after completion of the offering covered by this prospectus, none of the shares covered by this prospectus will be held by the selling stockholders. We do not know when or in what amounts the selling stockholders may offer the shares for sale. The selling stockholders might not sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because currently no sale of any of the shares is subject to any agreements, arrangements or understandings, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering.
The following table provides information regarding the beneficial ownership of our common stock held by the selling stockholders as of June 16, 2016 and the shares included in the offering, based on information furnished to us by the selling stockholders. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. To our knowledge, except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership is based on 16,781,561 shares of our common stock outstanding as of August 12, 2016. Since the date each of the selling stockholders provided information regarding its ownership of the shares, it may have sold, transferred, or otherwise disposed of all or a portion of its shares of common stock in transactions exempt from the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time and, when necessary, any changed information will be set forth in a prospectus supplement to this prospectus. Each selling stockholder has indicated to us that neither it nor any of its affiliates has held any position or office or had any other material relationship with us or any of our affiliates during the past three years. Each selling stockholder has informed us that such selling stockholder is not a registered broker-dealer and at the time of its purchase of such shares such selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute the shares of common stock being offered under this prospectus.

Names of Selling Stockholders	Number of Shares Beneficially Owned Prior to the Offering	Number of Shares Offered	Number of Shares Beneficially Owned After the Offering(1)	% of Common Stock Beneficially Owned After the Offering (1)
Park West Investors Master Fund, Limited(2)	307,000	307,000	0	—
Park West Partners International, Limited(2)	43,000	43,000	0	—
Polar Long/Short Fund(3)	219,765	207,500	12,265	*
Polar Multi-Strategy Master Fund(4)	47,320	42,500	4,820	*
____________
*Less than 1%

(1)
Assumes that all shares being registered in this prospectus are resold to third parties and that with respect to a particular selling stockholder, such selling stockholder sells all shares of common stock registered under this prospectus held by such selling stockholder.

(2)
Park West Investors Master Fund, Limited and Park West Partners International, Limited (collectively, “Park West”) are directly or indirectly controlled by Park West Asset Management LLC. Peter S. Park, manager of Park West Asset Management LLC, has sole voting and investment power over the shares owned by Park West. The principal business address for Park West is 900 Larkspur Landing Circle, Suite 165, Larkspur, California 94939.

(3)
Polar Asset Management Partners Inc., an investment advisory firm (“Polar”), has voting and investment power over the shares held by Polar Long/Short Fund. William Peckford serves as the Portfolio Manager of the Polar Long/Short Fund. William Peckford disclaims beneficial ownership over these shares. The address of Polar Long/Short Fund is c/o Polar, 401 Bay Street, Suite 1900, P.O. Box 19, Toronto, Ontario, M5H 2Y4, Canada.

(4)
Polar has voting and investment power over the shares held by Polar Multi-Strategy Master Fund. John Paul Sabourin serves as the Chairman and Chief Investment Officer of Polar and is the Portfolio Manager of the Polar Multi-Strategy Master Fund. John Paul Sabourin disclaims beneficial ownership over these shares. The address of Polar Multi-Strategy Master Fund is c/o Polar, 401 Bay Street, Suite 1900, P.O. Box 19, Toronto, Ontario, M5H 2Y4, Canada.

PLAN OF DISTRIBUTION
The selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	to cover short sales made after the date that the registration statement is declared effective by the SEC;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.
The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.
Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.
The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.
Upon the Company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the Company being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of Common Stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.
The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of shares will be paid by the selling stockholder and/or the purchasers. Each selling stockholder has represented and warranted to the Company that it acquired the securities subject to the registration statement in the ordinary course of such selling stockholder’s business and, at the time of its purchase of such securities such selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.
The Company has advised each selling stockholder that it is the view of the SEC that it may not use shares registered on the registration statement to cover short sales of common stock made prior to the date on which this registration statement shall have been declared effective by the SEC. If a selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders will be responsible to comply with the applicable provisions of the Securities Act and Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholders in connection with resales of their respective shares under the registration statement.
The Company is required to pay all fees and expenses incident to the registration of the shares, but the Company will not receive any proceeds from the sale of the common stock. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
LEGAL MATTERS
The validity of the common stock being offered by this prospectus has been passed upon for us by Musick, Peeler & Garrett LLP, Los Angeles, California (“MPG”). Teri L. Witteman, a partner with MPG, currently serves as the Company’s Secretary.
EXPERTS
The consolidated financial statements of Farmer Bros. Co. and subsidiaries as of June 30, 2015, and for the years ended June 30, 2015 and 2014, and the effectiveness of Farmer Bros. Co.’s internal control over financial reporting as of June 30, 2015, incorporated in this prospectus by reference from Farmer Bros. Co.'s Annual Report on Form 10-K for the year ended June 30, 2015, have been audited by Deloitte & Touche LLP, independent registered public accounting firm, as stated in its reports thereon incorporated herein by reference. Such consolidated financial reports have been so incorporated in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

The consolidated statements of operations, comprehensive income (loss), cash flows and stockholders’ equity of Farmer Bros. Co. for the year ended June 30, 2013 appearing in Farmer Bros. Co.'s Annual Report on Form 10-K for the year ended June 30, 2015, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are accessible through the internet at that website. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with the SEC, on our website at www.farmerbros.com under “Investor Relations.” Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our website is not a part of this prospectus.
This prospectus, which is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act, omits certain information set forth in the registration statement. Accordingly, for further information you should refer to the registration statement and its exhibits on file with the SEC. Furthermore, statements contained in this prospectus concerning any document filed as an exhibit are not necessarily complete and, in each instance, we refer you to the copy of such document filed as an exhibit to the registration statement.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act), (i) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, and (ii) after the date of this prospectus and prior to the termination of the offering:

•	Our Annual Report on Form 10-K for the year ended June 30, 2015, filed with the SEC on September 14, 2015;
•
The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended June 30, 2015 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on October 28, 2015;

•
Our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2015, December 31, 2015 and March 31, 2016, filed with the SEC on November 9, 2015, February 9, 2016 and May 6, 2016, respectively;

•
Our Current Reports on Form 8-K filed with the SEC on July 23, 2015, September 3, 2015, September 18, 2015, September 29, 2015, November 20, 2015, November 30, 2015, December 9, 2015, February 3, 2016, February 26, 2016, March 10, 2016, April 14, 2016, June 7, 2016, June 8, 2016, June 21, 2016 and July 21, 2016; and

•
The description of our common stock contained in the our registration statement on Form 8-A/A (Amendment No. 1) and Form 8-A/A (Amendment No. 2), filed with the SEC on February 6, 2009 and September 24, 2015, respectively, and any amendments or reports filed for the purpose of updating such description.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference in this prospectus modifies or replaces such statement. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 or corresponding information furnished under Item 9.01 and related exhibits of any past of future Current Report on Form 8-K that we file with the SEC will be incorporated by reference into, or otherwise included in, this prospectus.
We will furnish without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including any exhibits that are specifically incorporated by reference in that information, by writing or telephoning us at the following address:
Farmer Bros. Co.
13601 North Freeway, Suite 200
Fort Worth, Texas 76177
(888) 998-2468
Attention: General Counsel

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth the expenses payable by us in connection with the offering of the securities described in this registration statement being registered hereby. All amounts set forth below, other than the SEC registration fee, are estimates. Actual expenses may vary.

SEC registration fee	$1,833.14
Legal fees and expenses	25,000.00
Accountants fees and expenses	36,800.00
Printing and miscellaneous expenses	10,000.00
Total	$73,633.14

Item 15.	Indemnification of Directors and Officers.
The Company is incorporated under the laws of the State of Delaware. Reference is made to Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchases or redemptions or (4) for any transaction from which a director derived an improper personal benefit. Such limitation is included in the Company’s Certificate of Incorporation.
Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any person, including an officer or director, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, for any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) that such officer or director actually and reasonably incurred in connection therewith.
Under the Company’s Certificate of Incorporation and Amended and Restated Bylaws, the Company’s directors and officers are entitled to indemnification to the fullest extent permitted by Delaware law. The Company also has entered into Indemnification Agreements with each of its directors and officers. The Indemnification Agreements do not exclude any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled, including any rights arising under the Certificate of Incorporation or Amended and Restated Bylaws of the Company, or the DGCL.

The Company maintains insurance policies under which the directors and officers of the Company are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers, which could include liabilities under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 16.	Exhibits.

(a)	Exhibits
A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17.	Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(5) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Worth, state of Texas, on the 15th day of August, 2016.

FARMER BROS. CO.

By:	/s/ Michael H. Keown
Michael H. Keown
President and Chief Executive Officer
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael H. Keown and Thomas J. Mattei, Jr., or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/Michael H. Keown	President, Chief Executive Officer and	August 15, 2016
Michael H. Keown	Director (Principal Executive Officer)

/s/ Isaac N. Johnston, Jr.	Treasurer and Chief Financial Officer	August 15, 2016
Isaac N. Johnston, Jr.	(Principal Financial and Accounting
Officer)

/s/ Guenter W. Berger	Chairman Emeritus and Director	August 15, 2016
Guenter W. Berger

/s/ Hamideh Assadi	Director	August 15, 2016
Hamideh Assadi

/s/ Randy E. Clark	Chairman of the Board and Director	August 15, 2016
Randy E. Clark

/s/ Jeanne Farmer Grossman	Director	August 15, 2016
Jeanne Farmer Grossman

/s/ Charles F. Marcy	Director	August 15, 2016
Charles F. Marcy

/s/ Christopher P. Mottern	Director	August 15, 2016
Christopher P. Mottern

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Certificate of Incorporation of Farmer Bros. Co. (filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed with the SEC on September 16, 2014 and incorporated herein by reference).

3.2	Amended and Restated Bylaws of Farmer Bros. Co. (filed as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 6, 2016 and incorporated herein by reference).

4.1	Specimen Stock Certificate (filed as Exhibit 4.1 to the Company's Registration Statement on Form 8-A/A filed with the SEC on September 24, 2015 and incorporated herein by reference).

4.2
Registration Rights Agreement, dated as of June 16, 2016, among Farmer Bros. Co. and the Investors identified on the signature pages thereto (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 21, 2016 and incorporated herein by reference).

5.1	Opinion of Musick, Peeler & Garrett LLP (filed herewith).

23.1	Consent of Deloitte & Touche LLP (filed herewith).

23.2	Consent of Ernst & Young LLP (filed herewith).

23.3	Consent of Musick, Peeler & Garrett LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages hereto).